Exhibit 99.1

Image Entertainment Provides Net Revenue Guidance for Fiscal 2009 Second Quarter and Six Months

Second Quarter Fiscal 2009 Net Revenues Expected to Exceed $31 Million

First Six Months Fiscal 2009 Net Revenues Expected to Exceed $63 Million

CHATSWORTH, Calif.--(BUSINESS WIRE)--Image Entertainment, Inc. (NASDAQ: DISK), a leading independent licensee, producer and distributor of home entertainment programming in North America, announced today that it expects its fiscal 2009 second quarter net revenues to exceed $31 million. This represents an approximately 43% increase over actual net revenues of $21.6 million for the second quarter of fiscal 2008. For the six months ended September 30, 2008, the Company expects net revenues to exceed $63 million. This would represent an approximate 48% increase over actual net revenues of $42.5 million for the six months ended September 30, 2007.

Actual results for the three and six months ended September 30, 2008 will be released by November 14, 2008, after the Company makes certain post closing adjustments and credits.

The Company also reiterates that it expects net revenues for the entire fiscal year 2009 to be in the range of $115 million to $125 million. The Company is not providing specific earnings guidance for the second quarter or the full year but anticipates that it will be profitable for fiscal 2009.

About Image Entertainment:

Image Entertainment, Inc. is a leading independent licensee, producer and distributor of home entertainment programming in North America, with approximately 3,500 exclusive DVD titles and approximately 370 exclusive CD titles in domestic release and approximately 600 programs internationally via sublicense agreements. For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary Egami Media, Inc., has digital download rights to approximately 2,000 video programs and over 300 audio programs containing more than 4,500 tracks. The Company is headquartered in Chatsworth, California. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

Forward-Looking Statements:

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position, product development and business strategy. These statements may be identified by the use of words such as "will," "may," "estimate," "expect," "intend," "plan," "believe," and other terms of similar meaning in connection with any discussion of future operating or financial performance. All forward-looking statements are based on management's current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.

These factors include, among other things, our inability to raise additional working capital, changes in debt and equity markets, increased competitive pressures, and changes in our business plan, changes in the retail DVD and entertainment industries. For further details and a discussion of these and other risks and uncertainties, see "Forward-Looking Statements" and "Risk Factors" in our most recent Annual Report on Form 10-K, and our most recent Quarterly Report on Form 10-Q. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Image Entertainment's ability to control or predict. Actual results for the periods identified may differ materially from management’s expectations depending on the impact of post-quarter close adjustments and credits. Unless otherwise required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT:
Press/Corporate Contact:
Image Entertainment, Inc.
Jeff M. Framer, Chief Financial Officer
818-407-9100 ext. 299
jframer@image-entertainment.com